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POLICE
VirTra
VIRTRA.COM | $VTSI

VirTra

Changing the way virtual reality firearms simulation training is performed throughout the world.

Amount Raised	Investors	Days Left
$0	0	N/A

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become qualified. This posting shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

virtra.com Tempe, AZ ♡ Follow for updates

Pitch Team Fundraising

Reg A+ Offering Summary

Non-accredited investors may invest within SEC-defined limits. Accredited investors are not subject to SEC investment limits.

Amount Raised	$0.00
Investors	0
Security Type	Common Stock
Shares Offered	2,857,142
Offering Min	$5,000,000
Offering Max	$10,000,000
VirTra Subscription Agreement Placeholder	View

Additional Details

Pre-Money Valuation	$47,000,000
Max Equity Offered	14.45%
Price Per Share	$3.50
Option Pool	N/A

Diligence Documents

Investor Presentation	View
Preliminary Offering Circular	View
Risk Factors (may also be found in Preliminary Offering Circular)	View

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ADDRESS

6 Venture Way, Suite 325 Irvine, CA 92618

(310) 504-3706

contact@flashfunders.com

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Important Disclosure: FlashFunders.com is developed and maintained by FlashFunders, Inc. FlashFunders, Inc. does not participate in securities offerings in any capacity. Securities offered pursuant to Section 4(a)(6) of the Securities Act of 1933, as amended, are conducted through FlashFunders Funding Portal, LLC, a registered Funding Portal and member FINRA. Securities offered pursuant to Regulation A+, Regulation D and Regulation S, promulgated under the Securities Act of 1933, as amended, are conducted through FinTech Clearing, LLC, a registered broker/dealer and member FINRA/SIPC. FinTech Clearing, LLC and FlashFunders Funding Portal, LLC receive compensation for securities related activities and are wholly-owned subsidiaries of FlashFunders, Inc. By viewing and using the FlashFunders.com website, you agree to be bound by our Terms of Use and Privacy Policy. FlashFunders, Inc., FinTech Clearing, LLC and FlashFunders Funding Portal, LLC do not make investment recommendations. Regulation D offerings on FlashFunders.com are only suitable for accredited investors. All company listings on FlashFunders.com are only appropriate for investors who are familiar with and willing to accept the high risk associated with startup investments. Securities sold via FlashFunders.com are not publicly traded and are not liquid investments. Companies seeking investments on FlashFunders.com tend to be in very early stages of development with little or no operating history. Investors must be able to afford to hold their investment for an indefinite period of time, as well as the ability to lose their entire investment. No communication through this website should be construed as a recommendation for any securities offering on or off the website. Securities offered on the FlashFunders.com website are offered directly by the issuers, and those issuers are solely responsible for the contents of any offering materials made available to prospective investors on the FlashFunders.com website. FlashFunders, Inc., FinTech Clearing, LLC and FlashFunders Funding Portal, LLC do not endorse any of the offering materials posted by issuers on the FlashFunders.com website, and prospective investors must conduct their own due diligence before making a decision to invest in any securities offered on the FlashFunders.com website.

10/16/2017 FlashFunders | VirTra

POLICE
VirTra
VIRTRA.COM | $VTSI

VirTra

Changing the way virtual reality firearms simulation training is performed throughout the world.

Amount Raised	Investors	Days Left
$0	0	N/A

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become qualified. This posting shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

virtra.com Tempe, AZ Follow for updates

Pitch Team Fundraising

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 1/11

10/16/2017 FlashFunders | VirTra

Senior Management

Bob Ferris

Chief Executive Officer

Mr. Ferris founded Ferris Productions, Inc. in 1993 and, after the merger between Ferris Productions and GameCom in September 2001, he became CEO of the combined company, VirTra, in 2008.

Mr. Ferris's vision was to create the most effective simulators in the world, and he helped create the ideas and attract the talent responsible for developing VirTra's market leading products. When he became CEO, VirTra had a...

Expand Bio

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 2/11

10/16/2017 FlashFunders | VirTra

Matt Burlend
Chief Operations Officer

Prior to joining the pre-merger company, Ferris Productions, Inc. in 1999, Mr. Burlend was a mechanical engineer focused on the design of automated production equipment for Panduit, a $1+ billion per year global manufacturing company.

At VirTra he worked his way up from engineer to becoming COO in 2011. Over the years, Mr. Burlend has contributed significantly to managing the design, production and support of...

Expand Bio

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 3/11

10/16/2017 FlashFunders | VirTra

Judy Henry

Chief Financial Officer

Ms. Henry has over 25 years of experience in finance and accounting, holding positions as Chief Financial Officer, Director of Finance and Controller for public, private and municipal corporations in the technology, accounting, venture capital and real estate sectors. From 2009 to 2015, Ms. Henry was CFO and Deputy Executive Director for Housing Kitsap, a municipal corporation based in the Pacific Northwest...

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https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 4/11

10/16/2017 FlashFunders | VirTra

Jason Mulcahy

General Manager

Jason Mulcahy is a former military officer having served 13 years in the United States Army. Jason has over 16 years of management experience in varying roles including positions as a Sales Representative, Director of Sales, Vice President of Sales and Marketing and General Manager. Jason's previous work experience includes partnering with startup companies as well as Fortune 500 companies.

His most recent...

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https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 5/11

10/16/2017 FlashFunders | VirTra

Chris Lawcock

VP- Software Development

Chris Lawcock serves as vice-president of software development. Chris has served in many roles throughout his career including general manager of AGT (a gaming company) and CTO of Mobiltrak, Inc. (a radio monitoring service).

Mr. Lawcock holds a Bachelor of Science, Business – Information Technology Management from WGU.

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 6/11

10/16/2017 FlashFunders | VirTra

Perry Baker

VP- Hardware Engineer

Perry Baker has over 25-years experience in hardware design and management within the department of defense marketplace. Mr. Baker leaves Raytheon Missile Systems, as Senior Principal Mechanical Engineer.

Previous to Raytheon, Mr. Baker was the Senior Manager of Mechanical Design & Analysis for Rockwell Collins for 21 years. Throughout his career, Mr. Baker integrated cutting-edge technologies into successful...

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Investors & Advisors

Bob Ferris

Chairman, President, CEO

Bob founded Ferris Productions, Inc. in 1993 and, after the merger between Ferris Productions and GameCom in September 2001, he became CEO of the combined company, VirTra, in 2008. Bob's vision was to create the most effective use of force training simulators in the world, and he helped create the ideas and attract the talent responsible for developing VirTra's market-leading products. When he became CEO, VirTra...

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 7/11

10/16/2017 FlashFunders | VirTra

Expand Bio

Matt Burlend

Director, COO

Prior to joining the pre-merger company, Ferris Productions, Inc. in 1999, Matt was a mechanical engineer focused on the design of automated production equipment for Panduit, a $1+ billion per year global manufacturing company. At VirTra he worked his way up from engineer to becoming COO in 2011. Over the years, Matt has contributed significantly to managing the design, production, and support of VirTra's most...

Expand Bio

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 8/11

10/16/2017 FlashFunders | VirTra

Jeffrey Brown

Independent Director

Jeff has been a Certified Public Accountant and a financial planning service provider for over 10 years, performing financial services for a wide range of companies. Jeff was the CFO/Controller for Gold Canyon Candles during a period of growth, in which annual gross revenue grew from $8 million to $55 million. Jeff joined VirTra's board as an independent director in 2011. Previously, Jeff worked for Ernst &...

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https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 9/11

10/16/2017 FlashFunders | VirTra

Mitchell A. Saltz

Independent Director

Mr. Saltz is a seasoned corporate executive and director with relevant experience in a variety of industries, including the firearms manufacturing and firearms safety and security products industries. He has served as a director of NASDAQ-listed firearms manufacturer Smith & Wesson Holding Corporation from 1998 and served as its Chairman of the Board and Chief Executive Officer from 1998 through 2003.

Since...

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Jim Richardson

Director

Mr. Richardson has served as a director of our company since October 9, 2017. Mr. Richardson is the co-founder and has been the chief executive officer of NaturalPoint Inc. since 1996. NaturalPoint sells hands-free ergonomic mouse alternative for assistive technology, head tracking for PC gaming, and optical motion capture hardware and software. Mr. Richardson has had an integral role at NaturalPoint since its...

Expand Bio

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 10/11

10/16/2017 FlashFunders | VirTra

Browse Companies Investors Raise Capital FAQ Blog About Careers Press Contact

ADDRESS

6 Venture Way, Suite 325 Irvine, CA 92618

(310) 504-3706

contact@flashfunders.com

FOLLOW US

Important Disclosure: FlashFunders.com is developed and maintained by FlashFunders, Inc. FlashFunders, Inc. does not participate in securities offerings in any capacity. Securities offered pursuant to Section 4(a)(6) of the Securities Act of 1933, as amended, are conducted through FlashFunders Funding Portal, LLC, a registered Funding Portal and member FINRA. Securities offered pursuant to Regulation A+, Regulation D and Regulation S, promulgated under the Securities Act of 1933, as amended, are conducted through FinTech Clearing, LLC, a registered broker/dealer and member FINRA/SIPC. FinTech Clearing, LLC and FlashFunders Funding Portal, LLC receive compensation for securities related activities and are wholly-owned subsidiaries of FlashFunders, Inc. By viewing and using the FlashFunders.com website, you agree to be bound by our Terms of Use and Privacy Policy. FlashFunders, Inc., FinTech Clearing, LLC and FlashFunders Funding Portal, LLC do not make investment recommendations. Regulation D offerings on FlashFunders.com are only suitable for accredited investors. All company listings on FlashFunders.com are only appropriate for investors who are familiar with and willing to accept the high risk associated with startup investments. Securities sold via FlashFunders.com are not publicly traded and are not liquid investments. Companies seeking investments on FlashFunders.com tend to be in very early stages of development with little or no operating history. Investors must be able to afford to hold their investment for an indefinite period of time, as well as the ability to lose their entire investment. No communication through this website should be construed as a recommendation for any securities offering on or off the website. Securities offered on the FlashFunders.com website are offered directly by the issuers, and those issuers are solely responsible for the contents of any offering materials made available to prospective investors on the FlashFunders.com website. FlashFunders, Inc., FinTech Clearing, LLC and FlashFunders Funding Portal, LLC do not endorse any of the offering materials posted by issuers on the FlashFunders.com website, and prospective investors must conduct their own due diligence before making a decision to invest in any securities offered on the FlashFunders.com website.

https://www.flashfunders.com/offering/294?preview=65b5be1d-af9e-441a-8bfc-c364e470fdb0#team 11/11

VirTra Files Preliminary Offering Circular with the SEC

Tempe, Ariz. September 11, 2017 — VirTra, Inc. (OTCQX: VTSI), (the “Company”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, announced that it has filed a preliminary offering circular with the Securities and Exchange Commission (“SEC”) pursuant to the Regulation A framework, which is open to both accredited and unaccredited investors. VirTra also intends to file an application to list its common stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “VTSI.”

The purpose of the filing is to enable the Company to issue new shares of common stock to raise gross proceeds of between $5 million and $10 million. Boustead Securities, LLC (“Boustead”) will serve as underwriter.  Pricing will be determined at a future date, based on market conditions. The Company cannot predict the timing of when, or if, its offering statement will become qualified with the SEC and/or its application with NASDAQ will be approved, but expects to complete the transactions within 2017. For more information on the offering circular, visit www.sec.gov/edgar/searchedgar/companysearch.html.

“This potential offering and the launch of our uplisting efforts are key events in our plans to significantly expand our product and service offerings, greatly enhance our sales and marketing efforts, and ensure that VirTra is poised for growth through strategic acquisitions in our current industry, as well as in the broader virtual reality simulation sector,” said Bob Ferris, CEO, VirTra, Inc.

“Becoming an SEC registrant and uplisting to a national exchange, such as NASDAQ, may significantly increase our stature in the capital markets and help us enhance shareholder value. We are pleased to have Boustead Securities leading the effort, given that their expertise in the NASDAQ listing process and Regulation A has proven successful in the past,” said Ferris.

About VirTra

VirTra is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The Company’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about VirTra at www.VirTra.com.

Forward-looking Statements

This news release includes certain information that may constitute forward-looking statements.  Forward-looking statements are typically identified by terminology such as “could,” “may,” “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events.  All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements.  Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information.  Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors.  Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information.  All forward-looking information contained in this press release is given as of the date hereof, and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change.  The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

No money or consideration is being solicited by the information in this press release or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of an offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities we are considering offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. Any offering will be made only by means of an Offering Circular. Any information in this press release or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

Investor Relations Counsel

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

vtsi@finprofiles.com

VirTra Has Applied for Listing on Nasdaq

Tempe, Ariz. October 11, 2017 — VirTra, Inc. (OTCQX: VTSI), (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, today announced that on Tuesday, October 10, 2017, it applied to list its common stock on the Nasdaq Capital Market upon qualification by the Securities and Exchange Commission (the “SEC”) of its planned Regulation A+ offering of common stock with a minimum of $5,000,000 and a maximum of $10,000,000 pursuant to an Offering Statement  filed with the SEC on September 11, 2017.

“We believe listing on the Nasdaq will provide our company with increased exposure to potential investors, greater liquidity for shareholders and enhanced access to growth capital,” said Bob Ferris, Chairman of the Board and Chief Executive Officer of VirTra.

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “VTSI” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), upon the qualification of this offering. Our common stock will not commence trading on Nasdaq until we are accepted, which is determined by Nasdaq qualification requirements and by the Nasdaq selection committee. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that our listing application will be approved by the Nasdaq. We will not consummate and close this offering without a listing approval letter from Nasdaq.

VirTra’s common stock currently trade on OTCQX® Best Market.

About VirTra

VirTra is a global provider of training simulators for the law enforcement, military, educational and commercial markets. VirTra’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about VirTra at www.VirTra.com.

Forward-looking Statements

This news release includes certain information that may constitute forward-looking statements.  Forward-looking statements are typically identified by terminology such as “could,” “may,” “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events.  All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements.  Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information.  Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements it makes are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors.  Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in VirTra’s securities should not place undue reliance on forward-looking information.  All forward-looking information contained in this press release is given as of the date hereof, and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change.  VirTra assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

No money or consideration is being solicited by the information in this press release or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of an offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities VirTra is considering offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. Any offering will be made only by means of an Offering Circular. Any information in this press release or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.  The Offering Circular can be found https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001085243&owner=exclude&count=40&hidefilings=0.

Media contact:

Susan Lehman

Slehman@virtra.com

(510) 599-6555

Investor Relations contact:

Brett Maas

vtsi@haydenir.com

(646) 536-7331

VirTra Announces Voting Results from 2017 Annual Meeting of Shareholders, Elects Third Independent Director

Shareholders Approve Equity Incentive Plan and Appointment of Friedman, LLP

Tempe, Ariz. October 10, 2017 — VirTra, Inc. (OTCQX: VTSI), (the “Company”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, today announced the results of its 2017 Annual Meeting of Shareholders. At the meeting held on Friday, October 6, 2017 at the Company’s corporate offices, the shareholders approved, in line with the Board of Directors’ recommendations, all proposals presented at the meeting. Shareholders voted, among other proposals, to elect all five of the director nominees (Robert D. Ferris, Matthew D. Burlend, Mitchell A. Saltz, Jeffrey D. Brown and Jim Richardson, the Company’s newest member of the board).

In connection with Mr. Richardson’s election, the size of the Board of Directors was increased from four to five members. Also, the Board of Directors confirmed the independence of Messrs. Saltz, Brown and Richardson under corporate governance requirements of the NASDAQ Listing Rules and the applicable Securities and Exchange Commission rules.

At the meeting, shareholders:

●	Elected the five Board of Director nominees as noted above;
●	Approved the VirTra 2017 Equity Incentive Plan; and
●	Ratified the appointment of Friedman, LLP as VirTra’s independent registered public accounting firm.

Bob Ferris, Chairman and Chief Executive Officer of VirTra, commented, “Jim brings a deep understanding of the simulation industry and a wealth of experience in strategy execution and business development. He built a startup enterprise into a highly successful long-term investment, and we believe his experience in taking companies to the next level will prove invaluable as we continue to grow VirTra. The addition of a third, independent director meets the NASDAQ corporate governance requirements, enriches board oversight and is a continuation of our commitment to strong corporate governance, an essential element to creating long-term sustainable value for our shareholders.”

Mr. Richardson is the co-founder and has been the Chief Executive Officer of NaturalPoint Inc. since 1996. NaturalPoint is a provider of VR (virtual reality) and tracking products that are ubiquitous throughout the simulation industry from major military simulation projects to consumer virtual reality products. Mr. Richardson has had an integral role at NaturalPoint since its formation and is responsible for devising its high-level strategy and the engineering, marketing and sales efforts. Through Mr. Richardson’s efforts, he led the company to profitable revenue growth, enabling it to gain significant market share culminating in its sale to Planar Systems, Inc., a developer, manufacturer and marketer of electronic display products and systems for $125 million in cash. Mr. Richardson studied Mechanical Engineering at the University of California at Berkeley.

Following the meeting, the Board of Directors approved the following:

Appointment of Independent Directors to the Committees

The Board of Directors appointed the following individuals to the committees set forth in the table below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mitchell A. Saltz	X	X*	X
Jeffrey D. Brown	X*	X	X
Jim Richardson	X	X	X*

Non-Employee Director Compensation

The Board of Directors approved annual cash compensation for the non-employee directors (Messrs. Saltz, Brown and Richardson) of $24,000 for the period from October 1, 2017 through September 30, 2018. The annual cash retainer will be in lieu of awards of stock options or any other equity compensation to all officers and all directors previously approved by the Board of Directors. Mr. Ferris and Mr. Burlend are not receiving any additional cash compensation as part of their service on the Company’s Board of Directors.

Election of Officers

The Board of Directors elected the following individuals to serve as officers of the Company until removed by the Board of Directors or until their successors are elected and qualified:

Name	Title
Robert D. Ferris	Chief Executive Officer and President
Matthew D. Burlend	Chief Operating Officer and Vice President
Judy Henry	Chief Financial Officer, Secretary and Treasurer

About VirTra

VirTra is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The Company’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about VirTra at www.VirTra.com.

Forward-looking Statements

This news release includes certain information that may constitute forward-looking statements.  Forward-looking statements are typically identified by terminology such as “could,” “may,” “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events.  All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements.  Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information.  Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors.  Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information.  All forward-looking information contained in this press release is given as of the date hereof, and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change.  The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

No money or consideration is being solicited by the information in this press release or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of an offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities we are considering offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date. Any offering will be made only by means of an Offering Circular. Any information in this press release or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction. The Offering Circular can be found https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001085243&owner=exclude&count=40&hidefilings=0.

Media contact:

Susan Lehman

Slehman@virtra.com

(510) 599-6555

Investor Relations contact:

Brett Maas

vtsi@haydenir.com

(646) 536-7331